                                                               Sub-Item 77Q1(e)

                                AMENDMENT NO. 1
                                      TO
                     MASTER INVESTMENT ADVISORY AGREEMENT

   THIS Amendment dated December 3, 2012, amends the Master Investment Advisory Agreement (the "Agreement") dated August 27, 2012, by and between Invesco Van Kampen Pennsylvania Value Municipal Income Trust, a Delaware Statutory Trust (the "Trust"), and Invesco Advisers, Inc., a Delaware Corporation (the "Adviser").

                                   RECITALS

   WHEREAS, the Trust desires to amend the Agreement to change the name of the Trust from Invesco Van Kampen Pennsylvania Value Municipal Income Trust to Invesco Pennsylvania Value Municipal Income Trust;

   NOW THEREFORE, the parties agree as follows:

   1. Appendix A is deleted in its entirety and replaced with the following:

                                  "APPENDIX A

                          COMPENSATION TO THE ADVISER

   The Trust shall pay the Adviser, out of its assets, as full compensation for all services rendered, an advisory fee for the Trust set forth below. Such fee shall be calculated by applying the following annual rates to the average daily manage assets of the Trust for the calendar year.

FUND NAME                                                 ADVISORY FEE RATE
---------                                              ------------------------
Invesco Pennsylvania Value Municipal Income Trust      .55% on managed assets"

"Managed assets" for this purpose means the Trust's net assets, plus assets attributable to outstanding preferred shares and the amount of any borrowings incurred for the purpose of leverage (whether or not such borrowed amounts are reflected in the Trust's financial statements for purposes of generally accepted accounting principles).

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

Attest:                                 INVESCO PENNSYLVANIA VALUE MUNICIPAL
                                        INCOME TRUST

/s/ Peter Davidson                      By:     /s/ John M. Zerr
---------------------------------               -------------------------------
       ASSISTANT SECRETARY              Name:   John M. Zerr
                                        Title:  Senior Vice President
(SEAL)

Attest:                                 INVESCO ADVISERS, INC.

/s/ Peter Davidson                      By:     /s/ John M. Zerr
---------------------------------               -------------------------------
       ASSISTANT SECRETARY              Name:   John M. Zerr
                                        Title:  Senior Vice President
(SEAL)

                                                               Sub-Item 77Q1(e)

                            MEMORANDUM OF AGREEMENT
              (AFFILIATED MONEY MARKET FUND ADVISORY FEE WAIVER)

   This Memorandum of Agreement is entered into as of the dates indicated on Exhibit "A" between Invesco Advantage Municipal Income Trust II, Invesco Bond Fund, Invesco California Value Municipal Income Trust, Invesco Dynamic Credit Opportunities Fund, Invesco High Income Trust II, Invesco Municipal Opportunity Trust, Invesco Municipal Trust, Invesco Pennsylvania Value Municipal Income Trust, Invesco Senior Income Trust, Invesco Senior Loan Fund, Invesco Trust for Investment Grade Municipals, Invesco Trust for Investment Grade New York Municipals and Invesco Van Kampen Exchange Fund (each a "Fund" and collectively, the "Funds") and Invesco Advisers, Inc. ("Invesco").

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Funds and Invesco agree as follows:

   1. Each Fund and Invesco agree that until the expiration date, if any, of the commitment set forth on the attached Exhibit "A" occurs, as such Exhibit "A" is amended from time to time, Invesco will waive advisory fees payable by an Investing Fund (defined below) in an amount equal to 100% of the net advisory fee Invesco receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Fund invests (the "Waiver").

      i. Invesco's Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Fund during the previous month in an Affiliated Money Market Fund.

      ii. The Waiver will not apply to those investing Funds that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

      iii. The Waiver will not apply to cash collateral for securities lending.

      For purposes of the paragraph above, the following terms shall have the following meanings:

      (a) "Affiliated Money Market Fund" - any existing or future fund managed by Invesco or its affiliates that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended;

      (b) "Investing Fund" - any Fund investing Uninvested Cash in an Affiliated Money Market Fund; and

      (c) "Uninvested Cash" - cash available and uninvested by a Fund that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.

   2. Neither a Fund nor Invesco may remove or amend the Waiver to a Fund's detriment prior to requesting and receiving the approval of the Fund's Board of Trustee/Managing General Partners to remove or amend such Waiver. Invesco will not have any right to reimbursement of any amount so waived.

   Subject to the foregoing paragraphs, each of the Funds and Invesco agree to review the then-current waivers for each Fund listed on the Exhibit on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Funds and Invesco have agreed to continue them. The Exhibit will be amended to reflect any such agreement.

   Nothing in this Memorandum of Agreement is intended to affect any other memorandum of agreement executed by any Fund or Invesco with respect to any other fee waivers, expense reimbursements and/or expense limitations.

   IN WITNESS WHEREOF, each Fund and Invesco have entered into this Memorandum of Agreement as of the dates indicated on Exhibit "A".

                        INVESCO ADVANTAGE MUNICIPAL INCOME TRUST II
                        INVESCO BOND FUND
                        INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND
                        INVESCO HIGH INCOME TRUST II
                        INVESCO MUNICIPAL OPPORTUNITY TRUST
                        INVESCO MUNICIPAL TRUST
                        INVESCO PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST INVESCO SENIOR INCOME TRUST
                        INVESCO SENIOR LOAN FUND
                        INVESCO TRUST FOR INVESTMENT GRADE MUNICIPALS
                        INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS INVESCO VAN KAMPEN EXCHANGE FUND

                        By:     /s/ John M. Zerr
                                ------------------------------------------------
                        Title:  Senior Vice President

                        INVESCO ADVISERS, INC.

                        By:     /s/ John M. Zerr
                                ------------------------------------------------
                        Title:  Senior Vice President

                                  EXHIBIT "A"

                  INVESCO ADVANTAGE MUNICIPAL INCOME TRUST II

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Advantage Municipal Income Trust       May 15, 2012    June 30, 2014

                               INVESCO BOND FUND

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Bond Fund                              May 15, 2012    June 30, 2014

                INVESCO CALIFORNIA VALUE MUNICIPAL INCOME TRUST

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco California Value Municipal Income
Trust                                          May 15, 2012    June 30, 2014

                   INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Dynamic Credit Opportunities Fund      May 15, 2012    June 30, 2014

                         INVESCO HIGH INCOME TRUST II

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco High Income Trust II                   May 15, 2012    June 30, 2014

                      INVESCO MUNICIPAL OPPORTUNITY TRUST

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Municipal Opportunity Trust            May 15, 2012    June 30, 2014

                            INVESCO MUNICIPAL TRUST

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Municipal Trust                        May 15, 2012    June 30, 2014

               INVESCO PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Pennsylvania Value Municipal Income
Trust                                          May 15, 2012    June 30, 2014

                          INVESCO SENIOR INCOME TRUST

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Senior Income Trust                    May 15, 2012    June 30, 2014

                           INVESCO SENIOR LOAN FUND

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Senior Loan Fund                       May 15, 2012    June 30, 2014

                 INVESCO TRUST FOR INVESTMENT GRADE MUNICIPALS

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Trust for Investment Grade Municipals  May 15, 2012    June 30, 2014

            INVESCO TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Trust for Investment Grade New York
Municipals                                     May 15, 2012    June 30, 2014

                       INVESCO VAN KAMPEN EXCHANGE FUND

FUND                                           EFFECTIVE DATE  COMMITTED UNTIL
----                                           --------------  ---------------
Invesco Van Kampen Exchange Fund               May 15, 2012    June 30, 2014

                                      A-2